Exhibit 10.2

AMENDMENT AND CLARIFICATION AGREEMENT

This Amendment and Clarification Agreement (this “Amendment”) is entered into as of April 10, 2026, by and between Dalston LLP, an Arizona limited liability partnership (“Seller”); and Transglobal Management Group, Inc., a Florida corporation (“Buyer”).

This Amendment relates to that certain Purchase Agreement dated April 1, 2026 (the “Agreement”) between Seller and Buyer.

RECITALS

WHEREAS, Seller and Buyer entered into the Agreement for the purchase and sale of certain assets relating to the Apache Creek Golf Course located at 3401 South Ironwood Drive, Apache Junction, Arizona (the “Property”); and

WHEREAS, the parties desire to clarify certain terms of the Agreement and confirm their mutual understanding with respect to the scope of assets, transfer mechanics, and related matters;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definition of Company. The parties acknowledge that references in the Agreement to the “Company” shall mean Dalston LLP, the owner and operator of the Property and the business conducted thereon.

2.	Scope of Purchased Assets. The parties acknowledge and agree that the term “Purchased Assets” as used in the Agreement includes all assets, rights, and interests of Seller used in, held for use in, or necessary for the ownership, operation, and conduct of the Apache Creek Golf Course as a going concern (the “Business”), including, without limitation (i) all tangible and intangible property; (ii) all equipment, inventory, and improvements; (iii) all goodwill and going concern value; (iv) all contract rights and operational assets; and (v) all other assets used in connection with the Business, whether or not specifically listed. The parties further agree that the intent of the Agreement is for Buyer to acquire the Business as an ongoing operation, and not merely discrete items of personal property.

3.	Leasehold and Real Property Rights. Seller agrees that the Purchased Assets include all rights necessary for Buyer to operate the Business at the Property, including all use and possessory rights relating thereto. Notwithstanding the foregoing, the parties acknowledge that certain leasehold interests in the Property are held in the name of Steven J. Dallas individually, and shall not be assigned if such assignment would trigger a reset, termination, or rebid of the lease.

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4.	Seller and Steven J. Dallas agree to maintain such leasehold interests in good standing and to take all actions reasonably necessary to ensure Buyer’s continued right to use and operate the Business at the Property without interruption.

5.	Exhibit A Clarification. The parties acknowledge that the document titled “Purchased Assets” attached hereto as Exhibit A is illustrative only and is not intended to limit or restrict the scope of the Purchased Assets. In the event of any inconsistency between Exhibit A and the intent expressed in this Amendment, the terms of this Amendment shall control.

6.	Transfer of Title and Possession. Notwithstanding any provision in the Agreement to the contrary, the parties agree that (i) legal and beneficial ownership of the Purchased Assets shall transfer to Buyer upon satisfaction of the Purchase Price terms set forth in the Agreement and at Closing; and (ii) any earlier transfer of possession shall not be deemed a transfer of full legal title unless and until such conditions are satisfied, free and clear of any liens, claims, or encumbrances created by Seller.

7.	Governing Agreement. This Amendment is intended to clarify and supplement that certain Purchase Agreement between Seller and Buyer (the “Agreement”) and shall be deemed incorporated therein. In the event of any inconsistency between this Amendment and the Agreement, the terms of this Amendment shall control.

8.	No Other Modifications. Except as expressly modified by this Amendment, all terms and provisions of the Agreement shall remain in full force and effect.

9.	Counterparts. This Amendment may be executed in counterparts and delivered electronically, each of which shall be deemed an original and all of which together shall constitute one instrument.

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SIGNATURES

“SELLER”	“BUYER”

DALSTON LLP	TRANSGLOBAL MANAGEMENT GROUP, INC.

By: /s/ Stephen Dallas	By: /s/ Jeff Foster
Stephen Dallas, Authorized Signatory	Jeff Foster, President

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EXHIBIT A

“PURCHASED ASSETS”

Apache Creek Golf Club:

Pro Shop:

Renovation 2025 3rd Quarter	525,000

Inventory: apparel, shoes, hats, golf balls etc...	97,000

Fitting Center coming:

Trackman	25,0000

Shafts (new top brands)	225,000

Loft & Lie Club Head adjusters (3)	80,000

Shelving, Inventory Components etc..	7,500

Mobile Golf Driving Range Shade Canopy (new 320K)	185,000

Lawn Equipment and Maintenance	125,000

Tractor	45,000

Cart Barn	230,000

Maintenance Shed	185,000

Sub Total	$1,729,500

Bank Balance	$941,513.67

Lease on 160 acres for 32 years.	8,650,000

Total	$11,321,013.67

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